Annual Meeting of Stockholders of

GATEWAY ENERGY CORPORATION

May 26, 2011

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

     The annual report, notice of meeting, proxy statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp

Please mark, sign, date and mail your proxy card in the envelope provided as soon as possible.

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Δ Please Detach and Mail in the Envelope Provided Δ

Please mark your votes as in this example	☒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR  ALL PROPOSALS AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

Each of the proposals listed below is proposed by Gateway Energy Corporation (the “Company”). None of the proposals is subject to, or is conditioned upon, the approval of the other proposals.
1. Proposal # 1. To elect the following persons as directors of the Company to serve until the next annual meeting of stockholders.
FOR the six nominees listed to the right (except as indicated below) ☐	WITHHOLD AUTHORITY to vote for the six nominees listed to the right ☐	Nominees: Perin Greg deGeurin David F. Huff John. O. Niemann, Jr. Frederick M. Pevow, Jr. John A. Raasch Paul G. VanderLinden, III
(INSTRUCTION: To withhold authority to vote for any nominee(s), write the name of nominee(s) on the space provided below.) ____________________________________

2.    Proposal # 2.  To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to (a) increase the authorized number of shares of the Company’s Common Stock from 35,000,000 to 150,000,000 and (b) reduce the par value of the Company’s Common Stock from $0.25 per share to $0.01 per share.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3. Proposal # 3. To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.
FOR ☐	AGAINST ☐	ABSTAIN ☐
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Signature of Stockholder		Signature of Stockholder (if held jointly)	Dated: , 2011

To change the address on your account, please check the box at the right and indicate your new                        ☐

address in the address space below.   Please note that changes to the registered name(s) on the

account may be submitted via this method.

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NOTE:     Please sign exactly as your name appears on this proxy.  When stock is held by joint tenants, both should sign.  When signing as attorney, executor, trustee or other representative capacity, please give your full title.

GATEWAY ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

May 26, 2011

      The undersigned holder of Common Stock, par value $0.25 per share (the “Common Stock”), of Gateway Energy Corporation (the “Company”) hereby nominates and appoints Frederick M. Pevow, Jr. as the proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, act and vote in respect of all Common Stock registered in the name of the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of the Company  to be held at the Wedge International Tower, 1415 Louisiana Street, Suite 3900, Conference Room A, Houston, TX 77002 on May 26, 2011 at 10:00 a.m. (local time), and at any and all adjournments thereof.  Without limiting the general powers hereby conferred, said proxies are directed to vote as designated on the reverse side, provided that, if no choice is specified herein, or if any instructions given are not clear, the Common Stock will be voted as if the stockholder had specified an affirmative vote.

(To be Signed on Reverse Side)

2060970.1